Exhibit 23.1




                         IDENEPNDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Delta Woodside Industries, Inc.:


We consent to the use of our report dated August 4, 2000, except as to Note K(b), which is as of September 18, 2000, on the financial statements of Delta Woodside Industries, Inc. (the "Company") for the three-year period ended July 1, 2000, incorporated herein by reference, which report appears in the July 1, 2000 annual report on Form 10-K of Delta Woodside Industries, Inc.


                                                /s/ KPMG LLP


Greenville, South Carolina
May 11, 2001